EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Columbia Banking System, Inc. on Form S-3 (No. 333-206125), on Form S-8 (Nos. 333-195456, 333-187690, 333-160371, 333-160370, 333-125298 and 333-100420), and on Form S-4 (Nos. 333-216039) of our report dated March 13, 2017, relating to the consolidated financial statements of Pacific Continental Corporation and Subsidiary appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of Columbia Banking System, Inc.

/s/ Moss Adams LLP

Portland, Oregon
December 18, 2017